EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. 1350
     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that (1) this Amended Quarterly Report of Vicor Technologies, Inc. (the “Company”) on Form 10-Q/A for the period ended June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company and its results of operations as of and for the periods covered therein.

/s/ David H. Fater
David H. Fater
Chief Executive Officer, President and Chief Financial Officer

By:	/s/ Thomas J. Bohannon
	Name:	Thomas J. Bohannon
	Title:	Chief Accounting Officer

Dated: September 17, 2010
     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.